EXHIBIT 10.65

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is made as of September 15, 2006 (“Effective Date”) by and among Toshiba Corporation, a corporation organized under the laws of Japan, with its principal office at 1 1 Shibaura 1 chome, Minato-ku, Tokyo 105-8001, Japan (“Toshiba”), Micron Technology, Inc., a corporation organized under the laws of Delaware, with its principal place of business at 8000 S. Federal Way, Boise, Idaho (“Micron”), and Acclaim Innovations, LLC, a limited liability company, organized under the laws of Delaware with its principal place of business at 209 West Main Street, Boise, Idaho (“Acclaim”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Toshiba and certain of its Subsidiaries and Micron, through one of its Subsidiaries, Lexar Media, Inc. (“Lexar”), are currently engaged in litigation pending in California State Court, Sixth District Court of Appeal, No. H029625 and Superior Court of California, County of Santa Clara, No. 1-02-CV-812458 (the “State Court Litigation”);

WHEREAS, Toshiba and certain of its Subsidiaries and customers and Lexar and Acclaim are currently engaged in the following litigation: Civil Case No. C-02-05273 and Civil Case No. C-03cv167, pending in the Northern District of California; and Inv. No. 337-TA-570, pending in the United States International Trade Commission (collectively, the “Patent Litigation” and together with the State Court Litigation, the “Pending Litigation”);

WHEREAS, the Parties wish to resolve all claims [***];

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and other terms and conditions contained herein, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Agreement

1.                                      DEFINITIONS

In addition to other terms defined elsewhere herein, the following terms, as used in this Agreement, shall have the following meanings:

1.1                                 “Acclaim Released Claims” is defined in Section 2.3.

1.2                                 “Ancillary Parts” shall mean supporting means, terminal members, leads and/or envelope means for surrounding and protecting a Semiconductor Device, and any means included within or unitary with such supporting means, terminal members, leads and/or envelope means.

1.3                                 “Claim(s)” is defined in Article 6.1.

1.4                                 “Complete Release” means each of the following conditions having been satisfied:

(a)                                  all Dismissals shall have been filed by Micron, Acclaim, Toshiba and their respective Subsidiaries (as appropriate); and

(b)                                 the Patent License Agreement shall have been executed and delivered by each of the parties thereto.

1.5                                 “Cross License” means the Patent License Agreement between Toshiba and Micron, dated August 4, 1997.

1.6                                 “Customer Claims” is defined in Section 2.4(b).

1.7                                 “Dismissals” is defined in Section 2.5.

1.8                                 “Indemnifying Party” is defined in Section 6.1.

1.9                                 “Lexar Patents” means all of the Patents, applications and inventions existing and owned or controlled, in whole or in part, by Lexar immediately prior to the formation of Acclaim, including, without limitation, the patents and patent applications listed on Exhibit F.

1.10                           “Losses” is defined in Section 6.1.

1.11                           [***].

1.12                           [***].

1.13                           “Micron Parties” is defined in Section 6.2.

1.14                           [***].

1.15                           [***].

1.16                           “Patent Infringement Claims” is defined in Section 2.2(a).

1.17                           “Patent License Agreement” means the Patent License Agreement between the Parties dated as of September 11, 2006, in the form of Exhibit D.

1.18                           “Patents” shall mean all classes or types of patents, including original patents, design patents, utility models, as well as divisions, reissues, reexaminations, continuations, continuations in part, and applications for any of the aforementioned in all countries of the world.

1.19                           “Person” means any corporation, limited liability company or partnership, general or limited partnership, sole proprietorship, association, joint venture, individual in whatever capacity (including as trustee, receiver, conservator, administrator or liquidator), governmental authority, or other entity or body, whether domestic or foreign.

1.20                           “Releases” is defined in Section 2.5.

1.21                           “Retained Patents” means all Lexar Patents except the Transferred Patents, including, without limitation, the patents and patent applications listed on Exhibit G.

1.22                           [***].

1.23                           [***].

1.24                           “Semiconductor Device” shall mean a device consisting primarily of a body or film of Semiconductor Material having a plurality of electrodes associated therewith (whether or not said body consists of a single Semiconductor Material or of a multiplicity of such materials, and whether or not said body includes one or more layers or other regions of a material or materials which are of a type other than Semiconductor Material); and if provided as part thereof, said device includes all Ancillary Parts.  The term “Semiconductor Device” shall also include (i) any memory module and any memory card (both in the meaning which is widely used in the industry), and (ii) a printed circuit board having memory functionality sold by an entity where each such board sold by an entity includes memory manufactured by such entity and affixed onto such board prior to sale, and where such sale is to an OEM customer.  Printed circuit boards sold by an entity which do not include memory manufactured by such entity and which are sold to end users are expressly excluded from the term Semiconductor Device.

1.25                           “Semiconductor Material” shall mean any material having an electrical charge carrier concentration which increases with temperature over some temperature range; and having a resistivity in its normal operating temperature range of between 10E(-4) and l0E11 ohm-centimeters.

1.26                           “Subsidiary” shall mean a legal entity of which a Person, as of the Effective Date or at any time during the Term, owns or controls, directly or indirectly, either of the following (but only for so long as such ownership or control exists):

(a)                                  if such Person has shares or other securities, more than fifty percent (50%) of the outstanding voting shares or securities entitled to vote for the election of directors or others having similar managing authority; or

(b)                                 if such Person does not have shares or other securities, more than fifty percent (50%) of the ownership interests that represent the right to vote for the election of managers, directors, or others having similar managing authority or the right to make decisions for such Person.

1.27                           “Third Party Litigation” shall mean the following litigation: Case No. 00-CV-4770 pending in the Northern District of California (Lexar Media, Inc. v Pretec Electronics Corp. et al.); Case No. 03-CV-00355 pending in the Northern District of California (Lexar Media, Inc. v Fuji Photo Film USA, Inc.); and Case No. 06-01571 pending in the

Northern District of California (Fuji Photo Film Co., Ltd. And Fuji Photo Film U.S.A., Inc., v. Lexar Media, Inc.).

1.28                           [***].

1.29                           [***].

1.30                           “Toshiba Parties” is defined in Section 6.1.

1.31                           [***].

1.32                           [***].

1.33                           “Transferred Patents” means all Lexar Patents (whether filed as of the Effective Date or filed later and based on inventions assigned by Lexar to Acclaim) that Lexar has assigned or otherwise transferred to Acclaim prior to the Effective Date, including, without limitation, the patents and patent applications listed on Exhibit H.

2.                                      EFFECTIVENESS OF AGREEMENT; RELEASES AND SETTLEMENT

2.1                                 Dismissal of Pending Litigation.

(a)                                  Within ten (10) days after the Effective Date, the Parties shall cause to be completed, executed and filed stipulated dismissals with prejudice of all Pending Litigation, consistent with this Agreement and in the form attached hereto as Exhibits A, B, C and C-1.

(b)                                 With respect to Third Party Litigation, each Party shall, within thirty (30) days after the Effective Date, take (and, in the case of Micron, shall cause Lexar to take) such actions as required of such Party to dismiss from the Third Party Litigation any claims, demands, and actions that arise from products made, sold, offered for sale, imported or exported by or on behalf of Toshiba or any of its Subsidiaries, and shall not subsequently assert any such claims, demands or actions in any Third Party Litigation.

2.2                                 Release of Micron Claims.  Subject to Section 2.5, Micron, on behalf of itself and its Subsidiaries, including, without limitation, Lexar and its Subsidiaries, and all agents, representatives, directors, employees, and successors and assigns of each of the foregoing, hereby irrevocably releases and forever discharges Toshiba and its Subsidiaries [***] (each a “Toshiba Released Party”) [***] shall be referred to as “Micron Released Claims”):

(a)                                  [***]

(b)                                 [***].

[***].

2.3                                 Release of Acclaim Claims.  Subject to Section 2.5, Acclaim, on behalf of itself, its Subsidiaries and all agents, representatives, directors, employees, and successors and assigns of each of the foregoing, hereby irrevocably releases and forever discharges each Toshiba Released Party, [***] with respect to the following (claims identified in subsections 2.3(a) and 2.3(b) shall be referred to as “Acclaim Released Claims”):

(a)                                  [***]

(b)                                 [***].

[***].

2.4                                 Release of Toshiba Claims.  Toshiba, on behalf of itself, its Subsidiaries, and all agents, representatives, directors, employees, and successors and assigns of each of the foregoing, hereby irrevocably releases and forever discharges Micron and its Subsidiaries [***] (each a “Micron Released Party”) [***] with respect to the following (claims identified in subsections 2.4(a) and 2.4(b) shall be referred to as “Toshiba Released Claims”):

(a)                                  [***].

(b)                                 [***].

[***].

2.5                                 Effect of Dismissals and Releases.  The Parties intend that the dismissals contemplated by Section 2.1 (the “Dismissals”), and the releases contemplated by Sections 2.2, 2.3, and 2.4 (the “Releases”) will effect, without limitation, [***]:

(a)                                  [***]

(b)                                 [***].

2.6                                 Waiver.  Each of Toshiba, Micron, and Acclaim, on behalf of itself and its Subsidiaries, agents, representatives, directors, employees, licensees, sublicensees, and successors and assigns, each hereby irrevocably and forever waives all rights it may have arising under California Civil Code Section 1542, or any analogous requirement of law, with respect to the Pending Litigation and the Releases.  Further, Toshiba, Micron, and Acclaim, each on behalf of itself and its Subsidiaries, agents, representatives, directors, employees, licensees, sublicensees, and successors and assigns, each hereby confirms that it understands that Section 1542 provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code Section 1542 and other analogous requirements of law.  The Parties acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Pending Litigation and the Releases, but that they intend to, and do hereby, [***] solely contingent upon the occurrence of a Complete Release, without regard to the subsequent discovery or existence of different or additional facts.

2.7                                 No Admission.  This Agreement is entered into in order to compromise and settle disputed claims, without any acquiescence, acknowledgement, or agreement by any Party as to the merit of any claims, counterclaims, demands, actions, causes of action, affirmative defenses, damages, liabilities, losses, payments, obligations, costs or expenses (including, without limitation, attorneys’ fees and costs) related to the Pending Litigation, Third Party Litigation or any claims within the scope of the Releases.  Neither this Agreement nor any part thereof shall be, or be used as, an admission of infringement or liability by anyone, at any time, for any purpose.

2.8                                 Basis for Settlement.  Each Party acknowledges and agrees that the terms of this Agreement are, and have been agreed to, for their mutual convenience, in part to avoid the expense, distraction, risk and uncertainty of further litigation, and after considering the risks of litigation and the circumstances of their respective businesses.  Each Party also acknowledges and agrees that it has relied entirely on its own judgment, belief and knowledge (including its judgment, belief and knowledge with respect to the foregoing, the extent and duration of the claimed damages in the Pending Litigation and Third Party Litigation, and the value of settling the Pending Litigation and Third Party Litigation at this time) and the advice and recommendations of its own independently selected counsel, and, accordingly, neither it nor its Subsidiaries shall (or shall have the right to) deny or challenge the validity of this Agreement or any of the obligations of the Parties hereunder.

2.9                                 Attorneys Fees and Costs.  Except as set forth in Section 6, each party shall be responsible for its own costs and attorneys’ fees, if any, in connection with this Agreement, including, without limitation, in connection with preparing and filing the Dismissals and the Releases.

2.10                           Effectiveness of Releases.  The Releases shall not be effective unless and until a Complete Release is in effect.

3.                                      LICENSES AND RELATED COVENANTS

3.1                                 [***].

3.2                                 Concurrently with the execution of this Agreement, Acclaim, Micron, and Toshiba each agrees to enter into the Patent License Agreement.

3.3                                 Micron hereby covenants that:

(a)                                  It shall require that any assignees, exclusive licensees or other transferees of any Retained Patents agree as a condition to the effectiveness of such assignment, license or other transfer to the terms and conditions of this Agreement and the Patent License

Agreement, and that such assignees, exclusive licensees or other transferees require any subsequent assignees, exclusive licensees or other transferees to agree to do so.

(b)                                 [***].

(c)                                  In the event that it sells or otherwise transfers any of its interest in Acclaim, it shall require the purchaser thereof to agree to all of Micron’s undertakings hereunder, provided, however, that such agreement shall not release Micron from its undertakings hereunder.

(d)                                 It shall require any of its successors in interest (including, without limitation, any purchaser of all or substantially all its assets) to agree to all of Micron’s undertakings hereunder.

(e)                                  Any purported or attempted assignment, license, or other transfer not effected in accordance with this Section shall be null and void.

3.4                                 Acclaim hereby covenants that:

(a)                                  It shall require that any assignees, exclusive licensees or other transferees of any Transferred Patents agree as a condition to the effectiveness of such assignment, license or other transfer to the terms and conditions of this Agreement and the Patent License Agreement, and that such assignees, exclusive licensees or other transferees require any subsequent assignees, exclusive licensees or other transferees to agree to do so.

(b)                                 [***].

(c)                                  It shall require any of its successors in interest (including, without limitation, any purchaser of all or substantially all its assets) to agree to all of Acclaim’s undertakings hereunder.

(d)                                 Any purported or attempted assignment, license, or other transfer not effected in accordance with this Section shall be null and void.

4.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1                                 Representations and Warranties of all Parties.  Each Party represents and warrants that:

(a)                                  It has the full power to enter into this Agreement, and, together with its Subsidiaries, has the sole right and authority to grant the licenses, dismissals and releases to be granted by that Party hereunder, without the need for any licenses, releases, consents, approvals or immunities not yet granted or obtained;

(b)                                 It has not assigned or transferred any right or interest in the Micron Released Claims, Acclaim Released Claims, or Toshiba Released Claims, as the case may be, to any other Person; and

(c)                                  The execution, delivery and performance of this Agreement by such Party does not and will not conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both) any contract or other agreement or instrument, permit, concession, franchise or license to which such Party is a party.

4.2                                 Representations and Warranties of Micron.  Micron represents and warrants that:

(a)                                  No inventions or industrial property rights not claimed in Patents were transferred by Lexar to Acclaim.

(b)                                 [***].

(c)                                  All Lexar Patents either (1) have been retained by Lexar or (2) if they have been transferred (in whole or in part), were transferred solely to Acclaim and, as of the Effective Date and the date of a Complete Release, are owned solely by Acclaim.

(d)                                 Neither Micron nor any Micron Subsidiary other than Lexar is a party to any Pending Litigation or Third Party Litigation or has any right to prosecute any Pending Litigation or Third Party Litigation, and Lexar has transferred all rights to prosecute actions for past damages under the Transferred Patents to Acclaim (and has not transferred any such rights to Micron or any Micron Subsidiary other than Lexar), and to the extent any rights to recover for damages under the Transferred Patents are retained by Lexar, such claims are subject to the release set forth in Section 2.2 above.

5.                                      CONSIDERATION

5.1                                 Acclaim and Micron each agree that, except in accordance with Article 5 of the Patent License Agreement, no money is or shall be due to Acclaim, Lexar, Micron or any of their respective Subsidiaries by Toshiba or any other Toshiba Released Party as consideration for any of the licenses, covenants, Releases and other rights in this Agreement or the Patent License Agreement.

6.                                      [***].

6.1                                 [***].

6.2                                 [***].

7.                                      CONFIDENTIAL INFORMATION

7.1                                 Confidentiality of Terms.  The Parties intend for the terms of this Agreement to be and remain confidential and, except as provided below, each Party shall maintain the confidentiality hereof.

7.2                                 Obligations.  Notwithstanding the confidentiality of this Agreement, the Parties may disclose the existence (but not any of the terms, except as provided in this Section 7.2) of this Agreement to any third party.  Without limiting the generality of the foregoing, no

Party shall issue any press releases, make any statements to the media, or make any other public statements regarding this Agreement without the prior written consent of the other Parties, except for (a) press releases and statements approved in writing by the other Parties on or around the Effective Date and (b) statements based on and consistent with such press releases and statements.  In connection herewith, the Parties agree to issue press releases announcing the settlement of the Pending Litigation in the form of Exhibit E hereto.  In addition, if a Party determines upon the advice of legal counsel that disclosure of this Agreement or its terms to a third party is required by applicable law, regulation (including regulations under the Securities Exchange Act of 1934, as amended), court order, government agency or arbitration proceeding, such Party may make such disclosure, provided that the disclosing Party exercises reasonable efforts to limit the disclosure and seek confidential treatment of this Agreement and its terms to the maximum extent permitted by law.  In addition, a Party may disclose this Agreement and its terms (i) in confidence, to its Subsidiaries, (ii) [***]; (iv) to its and its Subsidiaries’ financial, accounting, legal and other advisors, (v) [***], (vi) to any court or governmental body or agency to as required to effect termination or dismissal of any proceeding that is to be terminated or dismissed under the Settlement and Release Agreement, including but not limited to any proceeding before the International Trade Commission; and (vii) to the extent disclosure is required to enforce the terms of this Agreement.

8.                                      TERM

This Agreement shall commence on the Effective Date and shall continue to be in effect until the expiration of the last to expire of the Lexar Patents and all Patents that later issue based on any applications claiming priority to any of the Lexar Patents.

9.                                      GENERAL

9.1                                 Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be: (a) delivered personally; (b) sent by facsimile to a number designated in advance by the recipient Party; (c) sent by registered or certified mail, return receipt requested, postage prepaid; or (d) sent by a private industry express courier, with written confirmation of receipt.  All notices shall be sent to the address set forth in the preamble on the first page of this Agreement and to the attention of the person executing this Agreement on such Party’s behalf (or to such other address or person as may be designated by a Party by giving written notice to the other Parties pursuant to this Section 9.1).

9.2                                 Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without giving effect to the laws, rules or principles thereof regarding conflict of laws).

9.3                                 Jurisdiction.  Each Party (i) hereby irrevocably submits itself to and consents to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, if such court lacks jurisdiction, the courts of the State of Delaware) for the purposes of any action, claim, suit or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim, suit or proceeding, any argument that it is not personally subject to the jurisdiction of such court(s), that the action, claim, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, claim, suit or proceeding is improper.  Each Party hereby agrees to the entry of an order and to the confession of judgment to enforce any resolution, settlement, order or award made pursuant to this Section 9.3 by such court and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violates any laws or public policy.

9.4                                 Relationship of Parties.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship among the Parties.  None of the Parties nor their respective agents have any authority of any kind to bind any other Party or Parties in any respect whatsoever, and the relationship of the Parties is, and at all times shall continue to be, that of independent contractors.

9.5                                 Assignment.  This Agreement may not be assigned by a Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, a Party has the right to assign this Agreement, without the other Parties’ consent, to a Person that succeeds to all or substantially all of a Party’s business or assets relating to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement, and provided further that no such assignment shall limit the effectiveness of the releases set forth in this Agreement or excuse any obligations of the assigning Party under this Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.6                                 Further Assurances.  Each Party agrees to take or cause to be taken (including, in the case of Micron, to cause Lexar to take) such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

9.7                                 Waiver.  A waiver, express or implied, by a Party of any right under this Agreement or of any failure to perform or breach hereof by another Party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

9.8                                 Severability.  If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of the Parties within the limits of applicable law or applicable court decision.

9.9                                 Captions and Headings.  The captions and headings used in this Agreement are inserted for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement.

9.10                           Construction.  This Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against any of the Parties.

9.11                           Counterparts.  This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document.  Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

9.12                           Entire Agreement; Amendment.  This Agreement (including the Exhibit(s) attached hereto which are incorporated herein by reference), the Patent License Agreement, and the Cross License constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof, and supersede any and all prior or contemporaneous negotiations, representations, agreements and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof.  No agreements altering or supplementing the terms hereof may be made except by means of a written document expressly referring to this Agreement which expressly identifies the specific terms to be altered or supplemented and is signed by a duly authorized representative of each of the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

Toshiba Corporation		Micron Technology, Inc.

By:	/s/ Masashi Muromachi	By:	/s/ Steven R. Appleton
Name: Masashi Muromachi		Name: Steven R. Appleton
Title:	Corporate Executive Vice President,	Title: President
President and CEO
Semiconductor Company

Acclaim Innovations, LLC

		By:	/s/ Scot Ludwig
Name: Scot Ludwig
Title: Authorized Representative

Exhibits

Exhibit A	Stipulated Dismissals

Exhibit B	Stipulated Dismissals

Exhibit C	Stipulated Dismissals

Exhibit C-1	Stipulated Dismissals

Exhibit D	Patent License Agreement between Toshiba,
Micron and Acclaim

Exhibit E	Press Release

Exhibit F	List of Lexar Patents

Exhibit G	List of Retained Patents

Exhibit H	List of Transferred Patents